                                                                    Exhibit 11.1

                       HEALTH MANAGEMENT ASSOCIATES, INC.

                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                     Three months ended
                                                         December 31,
                                                     ------------------
                                                       1996      1995
                                                     --------  --------
Net income.........................................  $ 19,877  $ 15,049
                                                     ========  ========
                    PRIMARY

Weighted average number of common shares
  outstanding during the period....................   106,009   104,289
Exercise of options, net of assumed purchase of
  treasury shares with proceeds therefrom..........     4,936     5,099
                                                     --------  --------

      Weighted average number of common shares
        outstanding during the period as adjusted..   110,945   109,388
                                                     ========  ========

Net income per share...............................  $    .18  $    .14
                                                     ========  ========


                     FULLY DILUTED

Weighted average number of common shares
  outstanding during the period....................   106,009   104,289
Exercise of options, net of assumed purchase of
  treasury shares with proceeds therefrom..........     4,936     5,479
                                                     --------  --------

      Weighted average number of common shares
        outstanding during the period as adjusted..   110,945   109,768
                                                     ========  ========

Net income per share...............................  $    .18  $    .14
                                                     ========  ========

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